Post-Effective Amendment No. 18 to
                                          SEC File No. 70-7727






                          SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C. 20549

                                       FORM U-1

                                     APPLICATION

                                        UNDER


                THE PUBLIC UTILITY HOLDING COMPANY ACT OF 1935 ("Act")

                     GENERAL PUBLIC UTILITIES CORPORATION ("GPU")
                                100 Interpace Parkway
                            Parsippany, New Jersey  07054

                           ENERGY INITIATIVES, INC. ("EI")
                                 One Upper Pond Road
                            Parsippany, New Jersey  07054
               (Names of companies filing this statement and addresses
                           of principal executive offices)


                      GENERAL PUBLIC UTILITIES CORPORATION
            (Name of top registered holding company parent of applicants)



          T.G. Howson, Vice President        Douglas E. Davidson, Esq.
            and Treasurer                    Berlack,  Israels  &  Liberman
          LLP
          M. A. Nalewako, Secretary          120 West 45th Street
          GPU Service Corporation            New York, New York 10036
          100 Interpace Parkway
          Parsippany, New Jersey 07054

          B. L. Levy, President
          K. A. Tomblin, Esq., Secretary
          Energy Initiatives, Inc.
          One Upper Pond Road
          Parsippany, New Jersey 07054



                     (Names and addresses of agents for service)





                    GPU and EI hereby post-effectively amend their Applica-

          tion on Form U-1, docketed in SEC File No. 70-7727, as follows:

                    1.   By amending  paragraph I of  Post-Effective Amend-

          ment No. 16 thereof to read in its entirety as follows:

                         The estimated fees, commissions  and expenses
               expected to be incurred in connection with the proposed transactions will be as follows:

                         Legal Fees
                              Berlack, Israels & Liberman LLP       $10,000
                              Ballard Spahr Andrews & Ingersoll         500
                         Miscellaneous                                5,000
                                                                    $15,500

                    2.   By  filing  the  following  exhibits   in  Item  6
          thereof:


                         F-1(d)  -  Opinion of Berlack, Israels  & Liberman
                                    LLP

                         F-2(a)  -  Opinion  of  Ballard  Spahr  Andrews  &
                                    Ingersoll


































                                      SIGNATURE

                    PURSUANT  TO THE  REQUIREMENTS  OF  THE PUBLIC  UTILITY

          HOLDING COMPANY ACT OF 1935, THE UNDERSIGNED COMPANIES  HAVE DULY

          CAUSED  THIS STATEMENT TO BE SIGNED ON THEIR BEHALF BY THE UNDER-

          SIGNED THEREUNTO DULY AUTHORIZED.



                                    GENERAL PUBLIC UTILITIES CORPORATION


                                    By:
                                        T.G. Howson
                                        Vice President and Treasurer


                                    ENERGY INITIATIVES, INC.



                                    By:
                                        B. L. Levy, President



          Date:  November 9, 1995